UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2015

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 13, 2015, Pebblebrook Hotel Trust (the “Company”), as parent guarantor, Pebblebrook Hotel, L.P., as borrower (the “Borrower”), and certain indirect subsidiaries of the Borrower entered into a Credit Agreement (the “Term Loan Credit Agreement”) with U.S. Bank National Association, as administrative agent, and certain other lenders named therein (collectively, the “Lenders”). The Term Loan Credit Agreement provides for a $100 million unsecured term loan facility. Pursuant to the Term Loan Credit Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the Lenders all of the obligations of the Borrower and each other guarantor under the Term Loan Credit Agreement, any notes and the other loan documents, including any obligations under hedging arrangements. From time to time, the Borrower may be required to cause additional subsidiaries to become guarantors under the Term Loan Credit Agreement.
The Term Loan Credit Agreement provides for a $100 million unsecured term loan facility, which matures on April 13, 2022. Subject to certain terms and conditions set forth in the Term Loan Credit Agreement, the Borrower may request additional lender commitments under the facility of up to an additional aggregate of $100 million.
The Borrower may borrow up to a maximum of $100 million in term loans under the Term Loan Credit Agreement. Borrowings will bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus a margin that is based upon the Company's leverage ratio or (ii) the Base Rate (as defined in the Term Loan Credit Agreement) plus a margin that is based on the Company's leverage ratio. The margins range in amount from 1.70% to 2.55% for LIBOR-based loans and 0.70% to 1.55% for Base Rate-based loans, depending on the Company's leverage ratio.
If the Company or the Borrower attains an investment-grade rating from either Moody’s Investors Service or Standard & Poor’s, the Company may elect to convert the pricing structure under the Term Loan Credit Agreement to be based on such rating. In that event, the margins will range in amount from 1.25% to 2.25% for LIBOR-based loans and 0.25% to 1.25% for Base Rate-based loans, depending on such rating.
The Borrower may prepay the principal balance of borrowings under the unsecured term loan facility before April 13, 2017 if it also pays a prepayment penalty of up to 2.00% of the prepaid principal amount. After April 13, 2017, there are no prepayment penalties.
The Borrower’s ability to borrow under the Term Loan Credit Agreement is subject to its ongoing compliance with a number of customary financial covenants (each as defined in the Term Loan Credit Agreement), including:

•	a maximum consolidated leverage ratio of 6.50:1.00 (and up to 7.00:1.00 for up to two quarters);

•	a minimum consolidated fixed charge coverage ratio of 1.50:1.00; and

•	a maximum percentage of consolidated secured debt to consolidated total asset value of 45%.

The Term Loan Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds from borrowings under the unsecured term loan facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Term Loan Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the Lenders to exercise all rights and remedies available to them with respect to the collateral.
On April 13, 2015, the Borrower drew $100 million under the unsecured term loan facility (the “Term Loan”). The Term Loan will mature on April 13, 2022 and will bear interest at a rate per annum equal to LIBOR plus a margin of 1.70% to 2.55% depending on the Company's consolidated leverage ratio (as defined in the Term Loan Credit Agreement). Pursuant to separate interest rate swap agreements, the Company effectively fixed LIBOR at 1.66%, and at the Company’s current leverage level, the interest rate on the Term Loan is 3.46% per annum.
Several of the Lenders and their affiliates have provided, and they and other Lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company from time to time for which they have received, and may in the future receive, customary fees and expenses.
On April 13, 2015, in order to permit the entry into and performance under the Term Loan Credit Agreement, the Company amended that certain Third Amended and Restated Credit Agreement, dated as of October 16, 2014, among the Company, the Borrower, certain subsidiaries of the Borrower, Bank of America, N.A. and certain other lenders named therein (the “Third Amended and Restated Credit Agreement”), by entering into that certain First Amendment to Third Amended and Restated

Credit Agreement, dated as of April 13, 2015, among the Company, the Borrower, each guarantor thereunder, each lender party thereto and Bank of America, N.A. (the “First Amendment”). Among other changes to the Third Amended and Restated Credit Agreement to enable the entry into and performance under the Term Loan Credit Agreement, the First Amendment revises the definition of Permitted Liens, adds the term Negative Pledges and makes other conforming changes.
The foregoing descriptions of the Term Loan Credit Agreement and the First Amendment are not complete. Copies of the Term Loan Credit Agreement and the First Amendment will be filed with the Securities and Exchange Commission as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 7.01. Regulation FD Disclosure.

On April 13, 2015, the Company issued a press release announcing the amendment and restatement described above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, issued April 13, 2015, regarding the term loan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

April 16, 2015	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, issued April 13, 2015, regarding the term loan.